Exhibit 23 (b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48476, 33-54175, 33-56291, 33-65199, 333-88907, 333-88923, 333-90167 and 333-116053) of ALLTEL Corporation of our report dated June 24, 2003 relating to the financial statements of ALLTEL Corporation 401(k) Plan, which appears in this Amendment No. 1 of Form 11-K/A.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas

June 28, 2004